Exhibit 99

THE RETIREMENT SAVINGS PLAN OF

PERSHING LLC

Financial Statements for the

Period May 1, 2003 to December 31, 2003

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

TABLE OF CONTENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AS OF DECEMBER 31, 2003	2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FROM MAY 1, 2003 TO DECEMBER 31, 2003	3

NOTES TO FINANCIAL STATEMENTS	4 - 7

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4(i) – SCHEDULE OF ASSETS HELD AT END OF YEAR	8 - 14

Report of Independent Registered Public Accounting Firm

To the Committee and the Participants of the Retirement

Savings Plan of Pershing LLC

New York, New York

We have audited the accompanying statement of net assets available for benefits of the Retirement Savings Plan of Pershing LLC as of December 31, 2003, and the related statement of changes in net assets available for benefits for the period May 1, 2003 to December 31, 2003. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2003, and the changes in its net assets available for benefits for the period May 1, 2003, to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2003 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

/S/    ERNST & YOUNG LLP

June 11, 2004

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

December 31, 2003
ASSETS:
Investments - at fair value:
Core investment options	$66,916,868
Asset allocation/ life strategy funds	5,825,952
Index funds	3,929,539
Extended options	82,186,674
Loans to participants	6,664,814

Total investments	165,523,847
Employer’s contribution receivable	12,200,456

Total assets	177,724,303

NET ASSETS AVAILABLE FOR BENEFITS	$177,724,303

See accompanying notes to the financial statements.

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

From May 1, 2003 to December 31, 2003
ADDITIONS:
Investment Income:
Interest and dividend income	$2,311,578
Net appreciation in fair value of investments	9,936,510

Total investment income	12,248,088
Contributions:
Employer	12,200,456
Participants
Transfer in from participants	147,861,400
Participants’ contributions during the period	7,666,583

Total participants’ contributions	155,527,983
Total contributions	167,728,439

Total additions	179,976,527

DEDUCTIONS:
Benefits paid to participants	2,219,411
Administrative expenses	32,813

Total deductions	2,252,224

Net increase	177,724,303

NET ASSETS AVAILABLE FOR BENEFITS
At May 1	—

At December 31	$177,724,303

See accompanying notes to the financial statements.

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE PLAN

General Information - The Retirement Savings Plan of Pershing LLC (the “Plan”) is a defined contribution plan sponsored by The Bank of New York Company, Inc. (the “Company”), which is intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan provides employees with an opportunity to invest a portion of their annual compensation, augmented by matching Company contributions, to provide financial security during their working careers and additional income in their retirement.

On May 1, 2003, the Company acquired Credit Suisse First Boston’s Pershing unit. The Plan was established as of May 1, 2003 by the Company for domestic employees of Pershing LLC and its participating affiliates, collectively (“Pershing”).

Administration - The Plan is administered by the Benefits Committee (the “Committee”), which is appointed by the Chief Executive Officer of the Company to supervise the administration of the Plan.

Participation - Under the terms of the Plan, each employee (as defined) becomes eligible to participate in the Plan after completing 30 days of service. A part time employee whose principal place of employment is in the U.S. shall become a Participant on the first day following completion of one year of service. Pershing employees who were previously participants in the Employees’ Savings and Retirement Plan of Credit Suisse First Boston (“CSFB Plan”) as of May 1, 2003 were eligible to become participants of the Plan immediately. Participants in the CSFB Plan had a choice to rollover their balances into the Plan or leave their balances in the CSFB Plan. Approximately $147.9 million of the balances from the CSFB Plan were transferred to the Plan and credited to the Employee’s Account.

Contributions - Employees may voluntarily contribute up to 20% of their total compensation (as defined) to the Plan. Total compensation for Plan purposes is limited to $200,000 for 2003 and includes salary paid beginning with the date of the employee’s enrollment and subsequent periods during which the employee is eligible to participate in the Plan.

There are two types of contributions made to the plan by the Company: (1) the “Retirement Contribution” and (2) the “Non-discretionary Contribution” or “Matching Contribution”.

Retirement Contribution - All employees are eligible for the annual retirement contribution. The employee must be employed by Pershing on December 31st of each year in order to receive that year’s retirement contribution. The contribution is based on the amount of base salary paid to the employee during the plan year and years of service up to 10% of the employee’s base salary.

Non-Discretionary Contribution or Matching Contribution - Pershing will make a contribution to the employee’s account for a particular year, provided the employee is employed on December 31st of that year. The amount of this contribution depends on the employee’s eligibility group (as defined).

Group 1 Eligible Employees – Participants who are managing directors will receive a contribution equal to 6% of base salary earned while eligible for the Plan, to a maximum of $12,000 for 2003, reduced by the amount of Pershing’s retirement contribution to the employee’s account for such year if the employee was hired on or after January 1, 2000 by the Company or a predecessor company.

Group 2 Eligible Employees – Participants who are not Group 1 employees will receive a matching contribution equal to 100% of their contributions, up to $3,000 for 2003. Group 2 employer matching contribution becomes fully vested upon completion of three years of service. Retirement contribution vests upon completion of five years of service.

Pre-tax contributions are always 100% vested.

To satisfy the deferred compensation rules of Section 401(k) of the Internal Revenue Code of 1986 as amended (the “Code”), contributions are limited to the extent necessary to reduce the actual deferral percentage for the affected highly compensated group, as defined by the Code. The maximum individual salary deferral contribution per participant for each Plan year is $12,000 in 2003, and will increase each year by $1,000 until it reaches $15,000 in 2006, as provided in the Internal Revenue Code.

Participants’ Accounts – The participant’s account is credited with the applicable amount of Company contributions and any voluntary contributions made by the participant. Payments with respect to a participant’s interest under the Plan are charged to the participant’s account. The account is also credited with the proportionate share of any investment earning’s and any increase or decrease in the fair market value of the investment fund or funds in which he or she participates.

Investment Programs - Participants can invest in one or more of over two hundred professionally managed mutual funds. There are a wide variety of investment choices such as stable value, international, indexed, bond, and growth funds. The Plan investment options are arranged in four groups: Core Investment Options, Asset Allocation/Life Strategy Funds, Index Funds and Extended Options.

Core Investment Options – represent six funds for investors who are less experienced but comfortable with choosing investment options from a variety of styles.

Asset Allocation/Life Strategy Funds - provide a professionally managed mix of investments diversified across asset classes.

Index Funds – Index Funds closely track specific market indices, offering investors cost-effective exposure to markets and sectors.

Extended Options – represents a wide array of investment styles. These investment options are generally for more experienced investors who seek a more focused approach to investing.

The Plan is intended to qualify under Section 404 (c) of ERISA.

Withdrawals from the Plan – The vested value of the Participant’s account will be payable upon termination of employment. The account will be valued as of the next valuation date following a distribution request. The account value will then be paid as a lump sum distribution. The participant may elect to have the total vested value of the account remain in the Plan until normal retirement date, however, account balances less than $5,000 will be automatically distributed in cash three months after termination of employment if a distribution has not been requested.

If the Participant dies, payments will be made to the designated beneficiary. If the Participant is married, the spouse is automatically the beneficiary, unless the participant designated an alternate beneficiary, which is consented to by the Participant’s spouse as witnessed by a plan representative or notary public. If the Participant is not married, and if no beneficiary was designated, payments go directly to the Participant’s estate.

Subject to certain limitations, a participant may also withdraw all or part of his or her account that is fully vested upon attainment of age 59½ or in the event of total disability.

In the case of extreme hardship (as defined in “the Plan”), a participant may be able to withdraw a portion or all of his or her contributions to the Plan. The Committee has discretionary power to approve certain such a withdrawal.

Loans to Participants –Loans from the Plan must be repaid over one to five years for a regular loan and one to ten years for a primary residence loan. The interest rate is based on a reasonable market rate (based on the prime rate) as determined by the Committee. Loans will be repaid by deducting a set amount of principal and interest from each of the Participant’s paycheck. The Participant cannot borrow against the value of their Retirement Contribution and earnings even if they are vested. The participant may borrow up to 50% of the total vested value of the account with a minimum loan amount of $500 and a maximum of $50,000.

Amendment, Suspension and Termination - The Board of Directors of the Company (the “Board”) may amend or terminate the Plan, in whole or in part, at any time. No such amendment or termination, however, may have the effect of diverting any part of the Fund to any purpose other than for the exclusive benefit of the participants. Likewise, an amendment or termination may not reduce the interest of any participant in the trust fund accrued prior to such amendment. The Board may, however, make such amendments, of retroactive effect if necessary, as required or advisable to comply with the provisions of the Code and ERISA pertaining to savings plans and trusts.

Although it is contemplated that the Plan will be a continuing program, the Board may, prior to the end of any year, suspend the Plan by omitting Pershing’s contribution for such year. In the event of such suspension, all provisions of the Plan other than those relating to Pershing’s contribution for the year or years of suspensions shall continue in effect.

In the event of termination, the Plan and the trust agreement may be kept in effect by the Board with respect to the contributions already made to the Plan, or the trust agreement may be terminated. If the trust agreement is terminated, assets of the trust fund shall be converted into cash and such cash shall be distributed to the participants in proportion to their respective interests.

Additional information regarding participants’ rights is provided in the Summary Plan Description.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the more significant accounting policies of the Plan:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation - The Plan’s investments are held by Fidelity as Trustee and are reported at fair value. Loans to participants are valued at their outstanding principal balances.

Investment Transactions and Investment Income - Investment transactions are recognized on the trade date of the purchase or sale. Dividend income is recognized on the ex-dividend date. Interest income is recognized on an accrual basis.

Administrative Expenses – Certain administrative and investment services are paid for by the Plan. Other minimal custodial fees are paid for by The Bank of New York Company, Inc.

Tax Status – The Plan has (applied for but has) not received a determination letter from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the “Code”). However, the Plan administrator believes that the Plan is designed to comply with and is operating in accordance with the requirements in the Code, and, therefore, believes the Plan is qualified and the related trust is exempt from taxation.

3.	INVESTMENTS

The fair values of individual investments that represent five percent or more of the Plan’s net assets available for benefits are as follows:

December 31, 2003
Based on Quoted Market Prices:
Fidelity Managed Income Fund	$43,079,037
Alliance/Frontier Growth Fund	15,562,383

SUPPLEMENTAL SCHEDULE

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Core Investment Options
Fidelity Managed Income Fund	43,079,037	$43,079,037
Alliance/Frontier Growth Fund	1,368,723	15,562,383
Fidelity Growth and Income Fund	29,119	1,037,512
Vanguard Institutional Index Fund	62,328	6,343,693
Vanguard Capital Opportunity Fund	11,541	677,312
Fidelity Diversified International Fund	8,994	216,931

Total Core Investment Options		$66,916,868

Asset Allocation/ Life Strategy Funds
Fidelity Asset Manager Fund	20,749	$327,006
Fidelity Asset Manager Growth Fund	17,324	247,381
Fidelity Asset Manager Income Fund	11,422	138,771
Fidelity Freedom Income Fund	8,620	95,595
Fidelity Freedom 2000 Fund	21,076	248,278
Fidelity Freedom 2010 Fund	84,802	1,104,123
Fidelity Freedom 2020 Fund	155,316	2,022,214
Fidelity Freedom 2030 Fund	83,963	1,087,324
Fidelity Freedom 2040 Fund	20,143	152,284
Vanguard Life Strategy Conservative Growth Fund	4,762	69,242
Vanguard Life Strategy Growth Fund	11,277	204,786
Vanguard Life Strategy Income Fund	6,003	79,241
Vanguard Life Strategy Moderate Growth Fund	2,993	49,707

Total Asset Allocation/ Life Strategy Funds		$5,825,952

Index Funds
Fidelity U.S. Bond Index Fund	65,299	$730,698
Vanguard Balance Index Fund	10,522	192,339
Vanguard Value Index Fund	5,321	100,825
Spartan U.S. Equity Fund	18,005	709,595
Vanguard Total Stock Market Fund	6,974	181,258
Vanguard Growth Index Fund	19,131	476,753
Vanguard Extended Market Index Fund	1,752	46,699
Vanguard Mid Cap Index Fund	6,085	362,357
Vanguard Small Cap Index Fund	20,550	464,425
Vanguard Euro Stock Index Fund	8,256	426,331
Vanguard Total International Stock Fund	3,786	40,279
Vanguard Pacific Stock Index Fund	1,334	10,710
Vanguard REIT Index Fund	2,892	187,270

Total Index Funds		$3,929,539

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options
Fidelity Fund	5,458	$153,274
Fidelity Trend Fund	441	21,586
Fidelity Ginnie Mae Fund	74,299	823,233
Fidelity Magellan Fund	11,477	1,121,790
Fidelity Contra fund	34,036	1,679,697
Fidelity Equity Income Fund	4,518	224,776
Fidelity Growth Companies Fund	21,126	1,057,793
Spartan Muni Income Fund	183	2,415
Fidelity Value Fund	10,555	655,176
Fidelity Select Gold Fund	15,579	464,713
Fidelity Government Income Fund	102,576	1,048,331
Fidelity Select Healthcare Fund	6,332	747,196
Fidelity Select Technology Fund	11,814	709,894
Fidelity Select Financial Fund	1,046	120,212
Fidelity Independence Fund	15,882	255,057
Fidelity OTC Portfolio Fund	6,354	206,304
Fidelity Overseas Fund	3,089	97,091
Fidelity Europe Fund	1,801	47,949
Fidelity Pacific Basin Fund	1,971	34,546
Fidelity Real Estate Investment Fund	17,209	408,016
Fidelity Balanced Fund	55,417	928,238
Fidelity International Growth and Income Fund	4,418	105,674
Fidelity Capital Appreciation Fund	46,828	1,147,764
Fidelity Convertible Securities Fund	9,622	194,066
Fidelity Blue Chip Fund	219,300	8,690,848
Fidelity Disciplined Equity Fund	3,067	69,751
Fidelity Low-Priced Stock Fund	85,497	2,990,683
Fidelity Worldwide Fund	3,457	56,598
Fidelity Equity-Income II Fund	7,733	176,147
Fidelity Stock Selector Fund	1,630	34,220
Fidelity Emerging Markets Fund	3,030	32,152
Fidelity Aggressive Growth Fund	52,489	783,668

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
Fidelity Dividend Growth Fund	161,638	$4,412,709
Fidelity Export and Multinational Fund	16,048	291,425
Fidelity Focused Stock Fund	1,014	8,890
Fidelity Aggressive International Fund	4,120	62,667
Fidelity Small Cap Independence Fund	12,085	216,810
Fidelity Mid-Cap Stock Fund	26,713	576,203
Fidelity Europe Capital Appreciation Fund	7,538	140,954
Fidelity Latin America Fund	1,544	23,497
Fidelity Japan Fund	8,864	102,288
Fidelity Japan Smaller Companies Fund	3,175	32,828
Fidelity Strategic Income Fund	42,701	448,363
Fidelity Fifty Fund	22,521	434,213
Fidelity Select Natural Resources Fund	2,190	31,360
PIMCO Total Return Fund	187,618	2,009,394
PIMCO CCM Capital Appreciation I Fund	3,949	63,853
Brazos Small Capital Growth Fund	2,024	34,535
PIMCO CCM Mid-Cap I Fund	2,440	49,821
T. Rowe Price New Horizons Fund	3,465	85,928
T. Rowe Price European Stock Fund	1,683	29,186
PIMCO Global Bond I Fund	22,023	226,839
T. Rowe Price International Stock Fund	510	5,859
PIMCO High Yield Fund	37,718	368,505
T. Rowe Price International Discovery Fund	4,222	111,468
Neuberger Berman Partners Investment Fund	664	14,077
PIMCO Long-Term Government I Fund	70,821	766,286
T. Rowe Price New Asia Fund	8,639	73,520
T. Rowe Price High Yield Fund	9,993	70,554
Scudder Global Fund S	509	11,819

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
Credit Suisse Fixed Income Fund	394,644	$3,914,866
T.Rowe Price New Era Fund	2,709	73,741
American Century Ultra Investments Fund	4,021	107,151
American Century International Growth Fund	13,035	103,496
American Century Value Fund	11,847	88,851
American Century Real Estate Fund	8,832	183,700
American Century International Discovery Fund	4,118	55,433
Morgan Stanley Institutional Emerging Markets Debt Fund A	33,317	117,608
Morgan Stanley Institutional Equity Growth Fund A	6,020	94,751
Columbia Acorn Fund Z	90,827	2,049,067
Columbia Acorn USA Fund Z	7,144	150,099
Morgan Stanley Institutional U.S. Real Estate Fund A	2,414	43,255
UBS Global Equity Fund	21,533	225,020
Clipper Fund	45,396	3,993,456
PBHG Emerging Growth Fund	22,887	300,740
PBHG Select Growth Fund	2,494	52,331
Van Kampen Aggressive Growth A Fund	2,659	57,444
PBHG Growth Fund	2,077	36,996
Harbor International Growth Fund	1,557	13,018
ICAP Equity Portfolio Fund	68	2,781
Janus Mercury Fund	9,366	182,635
Janus Aspen Worldwide Growth Fund	1,026	26,496
TIFF Templeton Emerging Markets Fund	2,817	34,283
Brazos Real Estate Securities Y Fund	15,040	112,195
T. Rowe Price Mid-Cap Growth Fund	8,443	362,198
Morgan Stanley Institutional Fund Trust CP FX Income Fund	5,054	58,419
Morgan Stanley Institutional Fund Trust High Yield I Fund	7,426	40,247
Morgan Stanley Institutional Fund Trust U.S. Small-Cap Value Fund	525	10,821
Morgan Stanley Institutional Fund Trust U.S. Mid-Cap Value Fund	1,476	30,314
Morgan Stanley Institutional Fund Trust Value I Fund	391	6,029
Morgan Stanley Institutional Fund Trust Mid-Cap Growth I Fund	2,533	43,597
Neuberger Berman Genesis Trust	7,635	272,727
AIM Premier Equity A Fund	8,404	78,828
Oakmark Select I Fund	167,589	5,131,567
Oakmark International I Fund	32,602	587,494
Oakmark Fund I	17,190	645,319
Oakmark Small Cap I Fund	13,849	263,959
PIMCO StockPlus Institutional Fund	24,733	242,134
T.Rowe Price Science & Technology Fund	13,336	250,709
Strong Advisor Common Stock Fund Class Z	1,750	38,765

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
Strong Opportunity Fund	3,067	$120,990
T. Rowe Price Emerging Market Bond Fund	14,692	180,708
T. Rowe Price Emerging Market Stock Fund	2,444	37,805
T. Rowe Price Equity Income Fund	4,951	119,608
USSA GNMA Trust	30,029	298,790
USSA Income Stock Fund	880	13,437
USSA Growth Fund	1,318	16,240
T. Rowe Price Small-Cap Value Fund	26,578	781,135
Templeton Growth Fund Class Advisor	13,492	278,876
Vanguard International Value Fund	516	13,539
Vanguard Strategic Equity Fund	26,376	493,499
Vanguard Global Equity Fund	47,003	726,197
Vanguard Morgan Growth Fund	27,558	409,785
Vanguard Selected Value Fund	14,115	214,978
Credit Suisse Capital Appreciation Fund Common Class	1,853	28,371
Credit Suisse Capital Emerging Growth Common Class	2,883	79,004
Credit Suisse Global Fixed Income Fund Common Class	9,258	93,507
American Funds AMCAP Fund A	115,793	1,951,119
American Funds American Mutual Fund A	4,057	98,898
American Funds Capital Income Builder Fund A	3,662	175,318
American Funds Capital World Growth & Income Fund A	2,617	78,192
American Funds Euro Pacific Growth Fund A	4,465	134,873
American Funds Fundamental Investment Fund A	1,785	51,502
American Funds Growth Fund of America Fund A	83,870	2,058,162
American Funds Investment Co of America Fund A	6,151	177,409
American Funds New Economy Fund A	8,788	164,959
American Funds New Prospective Fund A	5,371	131,540
American Funds Small Cap World Fund A	122	3,277
American Funds Washington Mutual Fund A	11,517	331,460
Van Kampen Emerging Growth Fund A	5,129	185,318
T. Rowe Price Financial Services Fund	2,544	55,609
American Funds New World Fund A	149	4,043
ICAP Euro Select Equity Fund	302	7,314
PIMCO Emerging Market Bond I Fund	83,513	877,724
PIMCO Real Return Fund	100,347	1,128,908
T. Rowe Price Media & Telecomm Fund	5,018	112,962
T. Rowe Price Global Stock Fund	1,575	22,218
Vanguard Dividend Growth Investment Fund	18,389	205,036
Vanguard Convertible Securities Fund	269	3,558

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
ICAP Select Equity Fund	1,198	$35,701
Janus Global Technology Fund	16,590	175,025
Janus Mid Cap Growth Fund	5,828	124,727
Munder NetNet Fund A	17,406	291,723
Needham Growth Fund	42,836	1,257,234
Janus Aspen International Growth Fund I	1,350	31,125
Putnam Voyager Fund	2,690	43,873
Putnam Growth & Income Fund	8,657	153,489
Credit Suisse Large Cap Value Fund A	157,407	3,082,019
Janus Aspen Growth Institutional Fund	2,144	41,232
Janus Aspen Capital Appreciation Fund	4,966	103,482
Vanguard Inflation-Protected Securities Fund	68,241	833,221
American Funds Growth Fund America Fund A	49	1,209
Putnam Global Equity Fund	5,714	43,823
Vanguard Equity Income Fund	1,036	48,431
Vanguard Growth & Income Fund	5,798	264,581
Vanguard International Growth Fund	45,027	2,308,999
Vanguard U.S. Growth Fund	3,993	156,700
Vanguard Wellesley Fund	3,072	155,654
Vanguard Wellington Fund	8,715	433,659
Vanguard Windsor II Fund	22,560	1,060,789
Dreyfus Founders Growth & Income Fund	23,750	107,588
Dreyfus Founders Growth Fund	1,709	16,902
Dreyfus Founders Mid Cap Fund	761	2,702
Dreyfus Founders Worldwide Growth Fund	919	10,661
Alliance Bernstein Technology Fund	5,556	308,959
Templeton Global Bond Fund	7,214	73,508
MFS Emerging Growth Fund I	504	14,498
MFS Massachusetts Investor Growth Stock Fund I	3,043	34,931

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
MFS Massachusetts Investor Trust Fund I	797	$12,338
MFS Research International Fund	10	178
Dreyfus Founders Discovery Fund	1,965	51,714
Credit Suisse Large Cap Value Fund	169,423	157,563
Strong Growth Institutional Fund	4,585	80,920
Vanguard Capital Value Investment Fund	3,104	31,974
Scudder International Fund I	1,100	42,050
Credit Suisse International Focus Fund Common Class	10,211	108,136
Scudder RREEF R.E. I Fund	4,178	71,362
Vanguard Energy Fund	7,332	410,872
Vanguard Explorer Fund	3,583	218,575
Vanguard Primecap Fund	6,386	351,312
Vanguard Windsor Fund	3,914	214,714
AIM Constellation Fund I	3,090	71,528
American Century Global Gold Investments Fund	10,954	144,261
Putnam OTC & Emerging Growth Fund	97,808	683,675
Putnam Vista Fund	42,948	355,177
Credit Suisse Emerging Markets Fund	949	8,942
Credit Suisse High Income Fund	23,142	194,858
Credit Suisse Select Equity Fund	1,479	18,397
Asset Allocation Growth Fund	44	566

Total Extended Options		$82,186,674

Loans to Participants	interest rates of Prime, and maturities of less than ten years	$6,664,814

TOTAL INVESTMENTS		$165,523,847